Exhibit 3.79

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DYSART ACQUISITION CORP. “, CHANGING ITS NAME FROM “DYSART ACQUISITION CORP. “ TO “ALION HOLDING CORP. “, FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 2015, AT 8:08 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 08:08 PM 08/04/2015 FILED 08:08 PM 08/04/2015 SRV 151133579 - 5786878 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DYSART ACQUISITION CORP.

Dysart Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Dysart Acquisition Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is Alion Holding Corp.

SECOND: That the said amendment has been consented to and authorized by the holders of the issued and outstanding stock entitled to vote by a unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 4th day of August, 2015.

DYSART ACQUISITION CORP.

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: President

CERTIFICATE OF INCORPORATION

of

DYSART ACQUISITION CORP.

(Pursuant to Section 102 of the General Corporation Law of the State of Delaware)

THE UNDERSIGNED, desiring to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL’’), hereby certifies as follows:

FIRST: The name of the corporation is: Dysart Acquisition Corp. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State or Delaware is 615 South Dupont Highway, City of Dover, County of Kent, State of Delaware 1990 I . The name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 100 shares of common stock, par value $0.01 per share.

FIFTH: The name and mailing address of the sole incorporator of the Corporation is Colin S. McKeon, Esq., c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

SIXTH: The board of directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole board of directors. Election of directors need not be by written ballot. Any director may be removed at any time with or without cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Corporation at a meeting called for that purpose or by unanimous consent in writing of the stockholders.

SEVENTH: To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

THE UNDERSIGNED has executed this Certificate of Incorporation this 17th day of July, 2015.

/s/ Colin S. McKeon
Colin S. McKeon
Sole Incorporator